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As filed with the Securities and Exchange Commission on May 3, 2019

Registration No. 333-230782

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WHEATON PRECIOUS METALS CORP.
(Exact name of Registrant as specified in its charter)

Ontario, Canada (Province or other jurisdiction of incorporation or organization)	1041 (Primary Standard Industrial Classification Code Number, if applicable)	98-0459455 (I.R.S. Employer Identification No., if applicable)

Suite 3500 — 1021 West Hastings St.
Vancouver, British Columbia,
V6E 0C3, Canada
(604) 684-9648
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Curt Bernardi Wheaton Precious Metals Corp. Suite 3500 — 1021 West Hastings St. Vancouver, British Columbia V6E 0C3 Canada (604) 639-9498	Mark Bennett Cassels Brock & Blackwell LLP Suite 2200, HSBC Building 885 West Georgia Street Vancouver, British Columbia V6C 3E8 Canada (604) 691-6100	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 United States (212) 373-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box below):

A.	☒		upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐		at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

          Pursuant to Rule 429 under the Securities Act, the prospectus contained in this registration statement relates to registration statement 333-217183.

PART 1

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	May 3, 2019

US$2,000,000,000
 Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Units
Warrants

Wheaton Precious Metals Corp. ("Wheaton" or the "Corporation") may offer and sell from time to time common shares (the "Common Shares"), preferred shares (the "Preferred Shares"), debt securities (the "Debt Securities"), subscription receipts (the "Subscription Receipts"), units (the "Units") and warrants (the "Warrants") (all of the foregoing, collectively, the "Securities") or any combination thereof in one or more series or issuances up to an aggregate total offering price of US$2,000,000,000 (or the equivalent thereof in other currencies) during the 25 month period that this short form base shelf prospectus (the "Prospectus"), including any amendments thereto, remains effective. The Securities may be offered separately or together or in any combination, and as separate series, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a "Prospectus Supplement").

Wheaton is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Wheaton prepares its financial statements, which are incorporated by reference herein, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Ontario, Canada, that some or all of its officers and directors may be residents of a foreign country, that some or all of the experts named in this Prospectus may be, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States. See "Enforceability of Certain Civil Liabilities".

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading "Certain Federal Income Tax Considerations" as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

Wheaton will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more Prospectus Supplements. All applicable information permitted under applicable laws to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation, if any, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. However, no underwriter or dealer involved in an "at-the-market distribution", as defined in National Instrument 44-102 — Shelf Distributions ("NI 44-102"), no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See "Plan of Distribution".

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX") and are listed on the New York Stock Exchange (the "NYSE") under the symbol "WPM". On May 2, 2019, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$27.88 and on the NYSE was US$20.68. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which such Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The Corporation's head office is located at Suite 3500 — 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3 and its registered office is located at Suite 2100, 40 King Street West, Toronto, Ontario, M5H 3C2.

Eduardo Luna and Charles Jeannes, each being a director of the Corporation, reside outside Canada. Mr. Luna and Mr. Jeannes have each appointed Cassels Brock & Blackwell LLP, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3C2, as his agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Investing in the Securities involves significant risks. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors".

Wheaton has filed an undertaking with each of the securities regulatory authorities in each of the provinces of Canada that it will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator, the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information". Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, all references to Wheaton or the Corporation include direct and indirect subsidiaries of Wheaton Precious Metals Corp. Wheaton is a registered trademark of Wheaton Precious Metals Corp. in Canada, the United States and certain other jurisdictions.

        Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide readers with different information. The Corporation is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Readers should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. Information contained on the Corporation's website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

        The information included and incorporated by reference herein contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation (collectively, "forward-looking statements"). Forward-looking statements, which are all statements other than statements of historical fact, include, but are not limited to, statements with respect to:

  •
  estimated future production as a result of the Salobo III copper project, a brownfield expansion, which if completed as proposed by Vale S.A. ("Vale"), would increase processing throughput capacity from 24 million tonnes per annum to 36 million tonnes per annum once fully ramped up (the "Salobo Expansion");

  •
  the construction timeline, including completion, of the mine expansion, including the underground mines, at Voisey's Bay mine, located in Newfoundland and Labrador ("Voisey's Bay mine") by Vale and the commencement and timing of delivery of cobalt by Vale under the cobalt purchase agreement relating to the Voisey's Bay mine (the "Voisey's Bay PMPA");

  •
  the effect of the Servicio de Administración Tributaria ("SAT") legal claim on the business, financial condition, results of operations and cash flows for 2010-2014 and 2015-2019 in respect of the San Dimas mine located in Mexico (the "San Dimas mine");

  •
  the impact of counterparties experiencing financial, operational or other difficulties, including insolvency, in connection with the January 25, 2019 significant breach and failure of a retaining dam around the tailings disposal area, which was reported to be associated with significant injury, loss of life and property damage at Vale's mining operations in Brumadinho, Minas Gerais (the "Brumadinho Incident") or the strike called by the Association of Mineworkers and Construction Union ("AMCU") on November 21, 2018 with regards to the South African gold operations of Sibanye Gold Limited ("Sibanye-Stillwater"), or for any other reason;

  •
  the repayment of the subordinated secured convertible term debt loan agreement (the "Kutcho Convertible Note") effective December 14, 2017, issued in exchange for the Corporation, as lender, advancing US$16 million (C$20 million) to Kutcho Copper Corp. (formerly Desert Star Resources Ltd.) ("Kutcho");

  •
  the ability of Barrick Gold Corporation to advance the Pascua-Lama project, located on the border of Chile and Argentina;

  •
  future payments by Wheaton in accordance with precious metal purchase agreements, including any acceleration of payments, expansion payments, estimated throughput and exploration potential;

  •
  projected changes to Wheaton's production mix;

  •
  anticipated increases in total throughput;

  •
  the estimated future production, including projected increases to Wheaton's production and cash flow profile;

  •
  the future price of commodities;

  •
  the estimation of mineral reserves and mineral resources;

  •
  the realization of mineral reserve and mineral resource estimates;

  •
  the timing and amount of estimated future production (including 2019 and average attributable annual production over the next five years);

  •
  the costs of future production;

  •
  reserve determination;

  •
  estimated reserve conversion rates and produced but not yet delivered ounces;

  •
  any statements as to future dividends, the ability to fund outstanding commitments and the ability to continue to acquire accretive mineral stream interests;

  •
  confidence in the Corporation's business structure;

  •
  the Corporation's estimation of the cash taxes payable in respect of the 2005 to 2010 taxation years as a result of the settlement with the Canada Revenue Agency ("CRA") reached on December 13, 2018, which provides for a final resolution of the Corporation's tax appeal in connection with the reassessment of the 2005 to 2010 taxation years under transfer pricing rules related to the income generated by the Corporation's foreign subsidiaries outside of Canada (the "CRA Settlement");

  •
  the Corporation's assessment of the impact of the CRA Settlement for years subsequent to 2010;

  •
  possible audits for taxation years subsequent to 2015;

  •
  the Corporation's assessment of the impact of any tax reassessments;

  •
  the Corporation's intention to file future tax returns in a manner consistent with the CRA Settlement; and

  •
  assessments of the impact and resolution of various legal and tax matters, including but not limited to outstanding class actions and audits.

        Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "projects", "intends", "anticipates" or "does not anticipate", or "believes", "potential", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved".

        Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Corporation to be materially different from those expressed or implied by such forward-looking statements, including but not limited to:

  •
  Vale is unable to produce the estimated future production in connection with the Salobo Expansion;

  •
  Vale does not meet the construction timeline, including anticipated completion, of the mine expansion, including the underground mines, at Voisey's Bay or Vale is unable to commence, or the timing of delivery of cobalt by Vale is delayed or deferred under the Voisey's Bay PMPA;

  •
  Wheaton is unable to sell its cobalt production delivered under the Voisey's Bay PMPA at acceptable prices or at all or there is a decrease in demand for cobalt, the decrease in uses for cobalt or the discovery of new supplies of cobalt, any or all of which could result in a decrease to the price of cobalt or a decrease in the ability to sell cobalt;

  •
  First Majestic Silver Corp. being able to defend the validity of the Advance Pricing Agreement issued by SAT in 2012, is unable to pay taxes in Mexico based on realized silver prices or the SAT proceedings or actions otherwise having an adverse impact on the business, financial condition or results of operation in respect of the San Dimas mine;

  •
  Vale not being able to meet its obligations under any of Wheaton's precious metals purchase agreements with Vale as a result of Vale experiencing financial, operational or other difficulties, including insolvency, in connection with the Brumadinho Incident or for any other reason;

  •
  Sibanye-Stillwater experiences financial, operational or other difficulties, including insolvency, and is not able to meet its obligations under the precious metal purchase agreement relating to the Stillwater mines located in Montana, United States, as a result of not being able to obtain a satisfactory resolution of the AMCU unionized employee strike within a reasonable period of time;

  •
  Kutcho not being able to make payments under the Kutcho Convertible Note;

  •
  that each party does not satisfy its obligations in accordance with the terms of the precious metal purchase agreements;

  •
  risks related to the satisfaction of each party's obligations in accordance with the terms of the Corporation's precious metal purchase agreements, including the ability of the companies with which the Corporation has precious metal purchase agreements to perform their obligations under those precious metal purchase agreements in the event of a material adverse effect on the results of operations, financial condition, cash flows or business of such companies, any acceleration of payments, estimated throughput and exploration potential;

  •
  fluctuations in the price of commodities;

  •
  risks related to the mineral stream interests, the other gold interests, the other silver interests and the early deposit mineral stream interests currently owned by the Corporation (the "Mining Operations") including risks related to fluctuations in the price of the primary commodities mined at such operations, actual results of mining and exploration activities, environmental, economic and political risks of the jurisdictions in which the Mining Operations are located, and changes in project parameters as plans continue to be refined;

  •
  absence of control over the Mining Operations and having to rely on the accuracy of the public disclosure and other information Wheaton receives from the owners and operators of the Mining Operations as the basis for its analyses, forecasts and assessments relating to its own business;

  •
  differences in the interpretation or application of tax laws and regulations or accounting policies and rules;

  •
  Wheaton's interpretation of, or compliance with, tax laws and regulations or accounting policies and rules, being found to be incorrect or the tax impact to the Corporation's business operations being materially different than currently contemplated;

  •
  any challenge by the CRA of the Corporation's tax filings being successful and the potential negative impact to the Corporation's previous and future tax filings;

  •
  any reassessment of the Corporation's tax filings and the continuation or timing of any such process being outside the Corporation's control;

  •
  any requirement to pay reassessed tax, and the amount of any tax, interest and penalties that may be payable changing due to currency fluctuations;

  •
  risks in estimating cash taxes payable in respect of the 2005 to 2010 taxation years and assessing the impact of the CRA Settlement for years subsequent to 2010, including whether there will be any material change in the Corporation's facts or change in law or jurisprudence;

  •
  credit and liquidity risks;

  •
  indebtedness and guarantees risks;

  •
  mine operator concentration risks;

  •
  hedging risk;

  •
  competition in the streaming industry;

  •
  risks related to Wheaton's acquisition strategy;

  •
  risks related to the market price of the Common Shares;

  •
  equity price risks related to Wheaton's holding of long-term investments in other companies;

  •
  risks related to interest rates;

  •
  risks related to the declaration, timing and payment of dividends;

  •
  the ability of Wheaton and the Mining Operations to retain key management employees or procure the services of skilled and experienced personnel;

  •
  litigation risk associated with outstanding legal matters;

  •
  risks related to claims and legal proceedings against Wheaton or the Mining Operations;

  •
  risks relating to activist shareholders;

  •
  risks relating to reputational damage;

  •
  risks relating to unknown defects and impairments;

  •
  risks relating to security over underlying assets;

  •
  risks related to ensuring the security and safety of information systems, including cyber security risks;

  •
  risks related to the adequacy of internal control over financial reporting;

  •
  risks related to fluctuations in commodity prices of metals produced from the Mining Operations other than precious metals or cobalt;

  •
  risks related to governmental regulations;

  •
  risks related to international operations of Wheaton and the Mining Operations;

  •
  risks relating to exploration, development and operations at the Mining Operations;

  •
  risks related to environmental regulations and climate change;

  •
  the ability of Wheaton and the Mining Operations to obtain and maintain necessary licenses, permits, approvals and rulings;

  •
  the ability of Wheaton and the Mining Operations to comply with applicable laws, regulations and permitting requirements;

  •
  lack of suitable infrastructure and employees to support the Mining Operations;

  •
  uncertainty in the accuracy of mineral reserve and mineral resource estimates;

  •
  inability to replace and expand mineral reserves;

  •
  risks relating to production estimates from Mining Operations, including anticipated timing of the commencement of production by certain Mining Operations;

  •
  uncertainties related to title and indigenous rights with respect to the mineral properties of the Mining Operations;

  •
  the ability of Wheaton and the Mining Operations to obtain adequate financing;

  •
  the ability of the Mining Operations to complete permitting, construction, development and expansion;

  •
  challenges related to global financial conditions;

  •
  risks relating to future sales or the issuance of equity securities; and

  •
  other risks disclosed under the heading "Risk Factors" in this Prospectus and in the documents incorporated by reference herein.

        Forward-looking statements are based on assumptions management currently believes to be reasonable including, but not limited to:

  •
  Vale is able to produce the estimated future production as a result of the Salobo Expansion;

  •
  Vale is able to meet the construction timeline, including anticipated completion, of the mine expansion, including the underground mines, at Voisey's Bay and Vale is able to commence and meet its timing for delivery of cobalt under the Voisey's Bay PMPA;

  •
  Wheaton is able to sell cobalt production delivered under the Voisey's Bay PMPA at acceptable prices and the demand and uses for cobalt will not significantly decrease and the supply of cobalt will not significantly increase;

  •
  Vale is able to meet its obligations under Wheaton's precious metal purchase agreements with Vale;

  •
  Sibanye-Stillwater is able to obtain a satisfactory resolution of the AMCU unionized employee strike within a reasonable period of time;

  •
  that Kutcho will make all required payments and not be in default under the Kutcho Convertible Note;

  •
  that Wheaton will be able to terminate the precious metal purchase agreement for the Pascua-Lama project in accordance with its terms;

  •
  that each party will satisfy their obligations in accordance with the precious metal purchase agreements;

  •
  that there will be no material adverse change in the market price of commodities;

  •
  that the Mining Operations will continue to operate and the mining projects will be completed in accordance with public statements and achieve their stated production estimates;

  •
  that Wheaton will continue to be able to fund or obtain funding for outstanding commitments;

  •
  that Wheaton will be able to source and obtain accretive mineral stream interests;

  •
  expectations regarding the resolution of legal and tax matters, including the ongoing class action litigation and CRA audits involving the Corporation;

  •
  that Wheaton will be successful in challenging any reassessment by the CRA;

  •
  that Wheaton has properly considered the application of Canadian tax law to its structure and operations;

  •
  that Wheaton has filed its tax returns and paid applicable taxes in compliance with Canadian tax law;

  •
  that Wheaton's ability to enter into new precious metal purchase agreements will not be impacted by any CRA reassessment;

  •
  that expectations and assumptions concerning prevailing tax laws and the potential amount that could be reassessed as additional tax, penalties and interest by the CRA will be met;

  •
  that Wheaton's estimation of cash taxes payable in respect of the 2005 to 2010 taxation years as a result of the CRA Settlement and the Corporation's assessment of the impact of the CRA Settlement for years subsequent to 2010 are accurate, including the Corporation's assessment that there will be no material change in the Corporation's facts or change in law or jurisprudence for years subsequent to 2010;

  •
  the estimate of the recoverable amount for any precious metal purchase agreement with an indicator of impairment; and

  •
  such other assumptions and factors as set out herein.

        Although the Corporation has attempted to identify important factors that could cause actual results, level of activity, performance or achievements to differ materially from those contained in forward-looking statements, there may be other factors that cause results, level of activity, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate and even if events or results described in the forward-looking statements are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on, the Corporation. Accordingly, readers should not place undue reliance on forward-looking statements and are cautioned that actual outcomes may vary. The forward-looking statements included and incorporated by reference in this Prospectus are for the purpose of providing investors with information to assist them in understanding the Corporation's expected financial and operational performance and may not be appropriate for other purposes. Any forward-looking statement speaks only as of the date on which it is made. The Corporation does not undertake to update any forward-looking statements that are included or incorporated by reference herein, except in accordance with applicable securities laws.

AVAILABLE INFORMATION

        The Corporation is subject to the informational requirements of the United States Securities Exchange Act of 1934 (the "Exchange Act") and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with Canadian disclosure requirements, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Corporation with, or furnished to, the SEC are available on the SEC's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), accessible at the SEC's website: www.sec.gov.

        The Corporation has filed with the SEC a registration statement (the "Registration Statement") on Form F-10 under the U.S. Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC's website: www.sec.gov.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

        This Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms defined in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in Industry Guide 7 ("SEC Industry Guide 7") under the Securities Act. Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Also, under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

        In addition, the terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures.

        Accordingly, information contained in this Prospectus and the documents incorporated by reference herein that describes the Corporation's mineral deposits may not be comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

        See "Description of the Business — Technical Information" in the Annual Information Form (as defined herein), which is incorporated by reference herein, for a description of certain of the mining terms used in this Prospectus and the documents incorporated by reference herein.

FINANCIAL INFORMATION

        Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS, which differs from United States generally accepted accounting principles.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        The financial statements of the Corporation incorporated by reference in this Prospectus are reported in United States dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars and are referred to as "United States dollars" or "US$". Canadian dollars are referred to as "Canadian dollars" or "C$".

        The high, low and closing rates for Canadian dollars in terms of the United States dollar for each of the periods indicated, as quoted by the Bank of Canada, were as follows:

	Year ended December 31
	2018		2017
High	C$	1.3642	C$	1.3743
Low	C$	1.2288	C$	1.2128
Rate at end of Period	C$	1.3642	C$	1.2545

        On May 2, 2019, the Bank of Canada daily exchange rate was US$1.00 = C$1.3462.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at Suite 3500 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3, telephone (604) 684-9648, and are also available electronically at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Corporation through the System for Electronic Document Analysis and Retrieval ("SEDAR") and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

        The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  (a)
  the annual information form (the "Annual Information Form") of the Corporation for the year ended December 31, 2018 dated April 1, 2019;

  (b)
  the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2018 and 2017, together with the independent registered public accounting firm's report thereon and the notes thereto (the "Annual Financial Statements");

  (c)
  management's discussion and analysis of the Corporation for the year ended December 31, 2018; and

  (d)
  the management information circular of the Corporation dated March 22, 2019 prepared in connection with the annual and special meeting of shareholders of the Corporation to be held on May 9, 2019.

        Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions filed by the Corporation with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus. In addition, any document filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to the Exchange Act, subsequent to the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference into the registration statement of which this Prospectus forms a part (in the case of any Report on Form 6-K, if and to the extent provided in such report). To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC, such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

        Upon a new annual information form and the related annual financial statements being filed by the Corporation with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements (and related management's discussion and analysis in the interim reports for such periods), material change reports and management information circulars filed prior to the commencement of the Corporation's financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous interim consolidated financial statements and the accompanying management's discussion and analysis filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been, or will be, filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of Deloitte LLP; (3) the consent of Cassels Brock & Blackwell LLP; (4) powers of attorney from certain of the Corporation's directors and officers (included in the Registration Statement); (5) the consents of the "qualified persons" and other persons referred to in this Prospectus under "Interests of Experts"; and (6) the form of debt indenture. A copy of the form of warrant agreement, subscription receipt agreement, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

THE CORPORATION

  General

        Wheaton is a mining company which generates its revenue primarily from the sale of precious metals. Wheaton enters into purchase agreements ("precious metal purchase agreements" or "PMPAs") to purchase all or a portion of the precious metals or cobalt production from mines located around the globe for an upfront payment and an additional payment upon the delivery of the precious metal. As of December 31, 2018, the Corporation has entered into 23 long-term precious metal purchase agreements (three of which are early deposit precious metal purchase agreements), with 17 different mining companies, for the purchase of precious metals and cobalt relating to 19 mining assets which are currently operating, 9 which are at various stages of development and 2 which have been placed in care and maintenance, located in 11 countries. Wheaton acquires metal production from the counterparties for an initial upfront payment plus an additional cash payment for each ounce or pound delivered which is fixed by contract, generally at or below the prevailing market price. The primary drivers of the Corporation's financial results are the volume of metal production at the various mines to which the precious metal purchase agreements relate and the price realized by Wheaton upon sale of the metals received. Attributable metal production as referred to in this Prospectus is the metal production to which Wheaton is entitled pursuant to the various precious metal purchase agreements.

        The Corporation is actively pursuing future growth opportunities, primarily by way of entering into additional long-term precious metal purchase agreements. There is no assurance, however, that any potential transaction will be successfully completed.

        For a further description of the business of the Corporation, see the sections entitled "Corporate Structure" and "Description of the Business" in the Annual Information Form.

CONSOLIDATED CAPITALIZATION

        There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the Annual Financial Statements, which are incorporated by reference in this Prospectus.

        The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Corporation's share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

        The net proceeds to Wheaton from any offering of Securities, the proposed use of those proceeds and the specific business objectives which the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

        There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that we spend in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" and any other factors set forth in the applicable Prospectus Supplement. The Corporation may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities. The Corporation may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. See "Risk Factors".

EARNINGS COVERAGE RATIO

        Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Debt Securities pursuant to this Prospectus.

PLAN OF DISTRIBUTION

        The Corporation may, from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. The Corporation may issue and sell up to US$2,000,000,000, in the aggregate, of Securities.

        The Corporation may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.

        The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSX, NYSE or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation. We will obtain any requisite exemptive relief prior to conducting "at-the-market distributions".

        Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

        Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" as defined in NI 44-102 and subject to limitations imposed by, and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an "at the market distribution", as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person acting jointly or in concert with such an underwriter or dealer will over allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

        The Corporation may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

        Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.

        Unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to list any of the Securities other than the Common Shares on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

Common Shares

        The authorized share capital of the Corporation consists of an unlimited number of Common Shares. As of the date of this Prospectus, there are an aggregate of 445,603,548 Common Shares issued and outstanding. In addition, as of the date of this Prospectus, there were 3,705,130 Common Shares issuable upon the exercise of outstanding stock options, 370,303 Common Shares issuable upon the vesting of restricted share units and 10,000,000 outstanding Warrants. The Common Shares may be offered separately or together with other Securities, as the case may be.

        Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Corporation, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. In 2014, the Corporation adopted advance notice provisions for the nomination of directors which apply in circumstances where director nominations are made by shareholders of the Corporation, other than in connection with (i) the requisition of a shareholders' meeting, or (ii) a shareholder proposal, in each case made pursuant to the Business Corporations Act (Ontario). The advance notice provisions fix a deadline by which holders of record of Common Shares must submit director nominations to the Corporation prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Corporation.

        Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Corporation's Board of Directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Corporation, are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. Although the articles of the Corporation provide for the potential issuance of Preferred Shares, there is currently no other series or class of shares outstanding which ranks senior in priority to the Common Shares. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. The Common Shares do not carry any provisions permitting or restricting the issuance of additional securities or other material restrictions, nor do they contain any provisions requiring a securityholder to contribute additional capital.

Preferred Shares

        The authorized share capital of the Corporation consists of an unlimited number of Preferred Shares. As of the date of this Prospectus, there are no Preferred Shares issued and outstanding. The Preferred Shares may be offered separately or together with other Securities, as the case may be.

        The Preferred Shares may, at any time or from time to time, be issued in one or more series. The Corporation's Board of Directors shall fix before issue, the number of, the consideration per share of, the designation of, and the provisions attaching to the shares of each series. Except as required by law or as otherwise determined by the Corporation's Board of Directors in respect of a series of shares, the holder of a Preferred Share shall not be entitled to vote at meetings of shareholders. The Preferred Shares of each series rank on a priority with the Preferred Shares of every other series and are entitled to preference over the Common Shares and any other shares ranking subordinate to the Preferred Shares with respect to priority and payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation. The Preferred Shares do not carry any provisions permitting or restricting the issuance of additional securities or other material restrictions, nor do they contain any provisions requiring a securityholder to contribute additional capital.

Debt Securities

        In this section describing the Debt Securities, the term "Corporation" refers only to Wheaton Precious Metals Corp. without any of its subsidiaries.

        As of the date of this Prospectus, there are no Debt Securities outstanding. The following description sets forth certain general terms and provisions of Debt Securities that may be issued hereunder and is not intended to be complete. The Debt Securities may be offered separately or together with other Securities, as the case may be. The specific terms of Debt Securities, including the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

        The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Corporation and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in each of the provinces of Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture.

        The Corporation may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

        The Indenture does not limit the aggregate principal amount of Debt Securities which the Corporation may issue under the Indenture and does not limit the amount of other indebtedness that the Corporation may incur. The Indenture provides that the Corporation may issue Debt Securities from time to time in one or more series which may be denominated and payable in United States dollars, Canadian dollars or any other currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits the Corporation, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities the Corporation has previously issued under the Indenture and to issue such increased principal amount.

        The particular terms relating to Debt Securities offered by a Prospectus Supplement (the "Offered Securities") will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the specific designation of the Offered Securities; any limit on the aggregate principal amount of the Offered Securities; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;

  •
  the rate or rates (whether fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities that are in registered form;

  •
  the terms and conditions under which the Corporation may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;

  •
  the terms and conditions upon which the Corporation may redeem the Offered Securities, in whole or in part, at its option;

  •
  the covenants applicable to the Offered Securities;

  •
  the terms and conditions for any conversion or exchange of the Offered Securities for any other securities;

  •
  whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities which are in bearer form and as to exchanges between registered form and bearer form;

  •
  whether the Offered Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

  •
  the denominations in which registered Offered Securities will be issuable, if other than denominations of US$2,000 and integral multiples of US$1,000 and the denominations in which bearer Offered Securities will be issuable, if other than US$5,000;

  •
  each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under the heading "Payment" below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

  •
  if other than United States dollars, the currency in which the Offered Securities are denominated or the currency in which the Corporation will make payments on the Offered Securities;

  •
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and

  •
  any other terms of the Offered Securities which apply solely to the Offered Securities, or terms described herein as generally applicable to the Debt Securities which are not to apply to the Offered Securities.

        Unless otherwise indicated in the applicable Prospectus Supplement:

  •
  holders may not tender Debt Securities to the Corporation for repurchase; and

  •
  the rate or rates of interest on the Debt Securities will not increase if the Corporation becomes involved in a highly leveraged transaction or the Corporation is acquired by another entity.

        The Corporation may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, the Corporation may offer and sell those Debt Securities at a discount below their stated principal amount. The Corporation will describe in the applicable Prospectus Supplement any Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.

        Any Debt Securities issued by the Corporation will be direct, unconditional and unsecured obligations of the Corporation and will rank equally among themselves and with all of the Corporation's other unsecured, unsubordinated obligations, except to the extent prescribed by law. Debt Securities issued by the Corporation will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of the Corporation's subsidiaries. The Corporation will agree to provide to the Trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Form, Denomination, Exchange and Transfer

        Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will issue Debt Securities only in fully registered form without coupons, and in denominations of US$2,000 and integral multiples of US$1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner to be set forth in the Indenture and in the applicable Prospectus Supplement, without service charges. The Corporation may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. The Corporation will appoint the Trustee as security registrar. Bearer Debt Securities and the coupons applicable to bearer Debt Securities thereto will be transferable by delivery.

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will make payments on registered Debt Securities (other than Global Securities) at the office or agency of the Trustee, except that the Corporation may choose to pay interest (a) by check mailed to the address of the person entitled to such payment as specified in the security register, or (b) by wire transfer to an account maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will pay any interest due on registered Debt Securities to the persons in whose name such registered Securities are registered on the day or days specified in the applicable Prospectus Supplement.

Registered Global Securities

        Unless otherwise indicated in the applicable Prospectus Supplement, registered Debt Securities of a series will be issued in global form that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement. Global Securities will be registered in the name of the Depositary, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

  Special Investor Considerations for Global Securities

        The Corporation's obligations under the Indenture, as well as the obligations of the Trustee and those of any third parties employed by the Corporation or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once the Corporation makes payment to the registered holder, the Corporation has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

        An investor should be aware that when Debt Securities are issued in the form of Global Securities:

  •
  the investor cannot have Debt Securities registered in his or her own name;

  •
  the investor cannot receive physical certificates for his or her interest in the Debt Securities;

  •
  the investor must look to his or her own bank, brokerage firm or other financial institution for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;

  •
  the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;

  •
  the Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security; the Corporation and the Trustee will have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security; the Corporation and the Trustee also do not supervise the Depositary in any way; and

  •
  the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

  Special Situations When Global Security Will be Terminated

        In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank, brokerage firm or other financial institution. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in Debt Securities transferred into their own names, so that they will be registered holders of the Debt Securities represented by each Global Security.

        The special situations for termination of a Global Security are:

  •
  when the Depositary notifies the Corporation that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); and

  •
  when and if the Corporation decides to terminate a Global Security.

        The Prospectus Supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the Prospectus Supplement. When a Global Security terminates, the Depositary (and not the Corporation or the Trustee) will be responsible for deciding the names of the institutions that will be the initial direct holders.

Events of Default

        Unless otherwise indicated in the applicable Prospectus Supplement, the term "Event of Default" with respect to Debt Securities of any series means any of the following:

  (a)
  default in the payment of the principal of (or any premium on) any Debt Security of that series at its Maturity;

  (b)
  default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  (c)
  default in the deposit of any sinking fund payment, when the same becomes due by the terms of the Debt Securities of that series;

  (d)
  default in the performance, or breach, of any other covenant or agreement of the Corporation in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice thereof to the Corporation by the Trustee or the holders of at least 25 per cent in principal amount of all outstanding Debt Securities affected thereby;

  (e)
  certain events of bankruptcy, insolvency or reorganization; or

  (f)
  any other event of default provided with respect to the Debt Securities of that series.

        If an Event of Default occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25 per cent in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are Original Issue Discount

Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series or all series affected (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series or of all series affected (or of all series, as the case may be), by written notice to the Corporation and the Trustee, may, under certain circumstances, rescind and annul such acceleration. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of Original Issue Discount Securities or Indexed Securities upon the occurrence of any Event of Default and the continuation thereof.

        Other than its duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable indemnity. If the holders provide reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such Event of Default.

        No holder of a Debt Security of any series will have any right to institute any proceedings, judicial or otherwise, unless:

  •
  such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;

  •
  the holders of at least 25 per cent in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and

  •
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of or interest on such Debt Security on or after the applicable due date of such payment.

        The Corporation will be required to furnish to the Trustee annually an officers' certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance

        In this section, the term "defeasance" means discharge from some or all of the Corporation's obligations under the Indenture with respect to Debt Securities of a particular series. Unless otherwise stated in the applicable Prospectus Supplement, if the Corporation deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, then at its option:

  •
  the Corporation will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment; or

  •
  the Corporation will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it.

        Unless otherwise stated in the applicable Prospectus Supplement, to exercise defeasance the Corporation also must deliver to the Trustee:

  •
  an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

  •
  an opinion of Canadian counsel or a ruling from the CRA that there would be no such recognition of income, gain or loss for Canadian federal or provincial income tax purposes and that holders of the Debt Securities of that series will be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

        In addition, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and the Corporation cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow the Corporation to be discharged from all of its obligations under the Debt Securities of any series, the Corporation must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Modifications and Waivers

        The Corporation may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, unless otherwise stated in the applicable Prospectus Supplement, that the Corporation will be required to receive consent from the holder of each outstanding Debt Security of such affected series to:

  •
  change the stated maturity of the principal of, or interest on, such outstanding Debt Security;

  •
  reduce the principal amount of or interest on such outstanding Debt Security;

  •
  reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding Original Issue Discount Security;

  •
  change the place or currency of payments on such outstanding Debt Security;

  •
  reduce the percentage in principal amount of outstanding Debt Securities of such series, from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or

  •
  modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving past defaults or covenants except as otherwise specified.

        The holders of a majority in principal amount of Debt Securities of any series or of the affected series may waive the Corporation's compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of or interest on any Debt Security or in respect of any item listed above.

        The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency, or to make any change, in any case, that does not adversely affect the interests of any holder of such Debt Securities.

Consent to Jurisdiction and Service

        Under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Governing Law

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

        Since a substantial portion of the assets of the Corporation are outside the United States, any judgment obtained in the United States against the Corporation may need to be satisfied by seeking enforcement of such judgment in a court located outside of the United States from the Corporation's assets. The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of civil liabilities predicated upon United States federal securities laws.

The Trustee

        The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

        The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Subscription Receipts

        As of the date of this Prospectus, there are no Subscription Receipts outstanding. The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The Subscription Receipts may be offered separately or together with other Securities, as the case may be.

        Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Securities or a combination of Securities. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Corporation and an escrow agent (the "Escrow Agent") that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

        The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

        The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the designation and aggregate number of such Subscription Receipts being offered;

  •
  the price at which such Subscription Receipts will be offered;

  •
  the designation, number and terms of the Securities to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

  •
  the conditions (the "Release Conditions") that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Securities;

  •
  the procedures for the issuance and delivery of the Securities to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

  •
  whether any payments will be made to holders of such Subscription Receipts upon delivery of the Securities upon satisfaction of the Release Conditions;

  •
  the identity of the Escrow Agent;

  •
  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  •
  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

  •
  procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  •
  any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  •
  any entitlement of the Corporation to purchase such Subscription Receipts in the open market by private agreement or otherwise;

  •
  if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

  •
  whether the Corporation will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

  •
  whether the Corporation will issue such Subscription Receipts as bearer securities, as registered securities or both;

  •
  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  •
  whether the Corporation will apply to list such Subscription Receipts on any exchange;

  •
  material United States and Canadian federal income tax consequences of owning such Subscription Receipts; and

  •
  any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

        The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Securities on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

        The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

        The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

        The Subscription Receipt Agreement will also specify that the Corporation may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units

        As of the date of this Prospectus, there are no Units outstanding. The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. The Units may be offered separately or together with other Securities, as the case may be.

        Units may be issued at various times comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security composing such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included security comprising part of such Unit).

        The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the designation and aggregate number of such Units being offered;

  •
  the price at which such Units will be offered;

  •
  the designation and terms of such Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of such Units or of the Securities comprising the units;

  •
  whether such Units will be issued in fully registered or global form;

  •
  whether the Corporation will apply to list such Units on any exchange;

  •
  material United States and Canadian Federal income tax consequences of owning such Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

any other material terms or conditions of such Units.

Warrants

        As of the date of this Prospectus, there are 10,000,000 Warrants outstanding. The following description sets forth certain general terms and provisions of Warrants that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be.

        Warrants may be issued at various times which will entitle the holders thereof to Common Shares, Preferred Shares, Units or Debt Securities. Warrants will be issued pursuant to one or more warrant indentures to be entered into by the Corporation and one or more banks or trust companies acting as warrant agent that will be named in the relevant Prospectus Supplement.

        The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture. You should refer to the warrant indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture relating to an offering or Warrants will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

        The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the designation and aggregate number of such Warrants being offered;

  •
  the price at which such Warrants will be offered;

  •
  the designation, number and terms of the Common Shares, Preferred Shares, Units or Debt Securities, as applicable, purchasable upon exercise of such Warrants, and procedures that will result in the adjustment of those numbers;

  •
  the date on which the right to exercise such Warrants will commence and the date on which the right will expire;

  •
  the exercise price of such Warrants;

  •
  if the Warrants are issued as a Unit with another Security, the date, if any, on and after which such Warrants and the other Security will be separately transferable;

  •
  any minimum or maximum amount of Warrants that may be exercised at any one time;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of such Warrants;

  •
  whether such Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  •
  provisions as to modification, amendment or variation of the warrant indenture or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Preferred Shares, Units, Debt Securities or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  •
  material United States and Canadian federal income tax consequences of owning such Warrants; and

  •
  any other material terms or conditions of such Warrants.

        Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Corporation may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PRIOR SALES

        Information in respect of the Common Shares that were issued within the previous 12 month period, Common Shares that were issued upon the exercise of options or upon the vesting of restricted share units, and in respect of the grant of options or restricted share units to acquire Common Shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

MARKET FOR SECURITIES

        The Common Shares are listed and posted for trading on the TSX in Canada and are listed on the NYSE in the United States under the symbol "WPM". Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement.

RISK FACTORS

        An investment in securities of the Corporation is highly speculative and involves significant risks due to the nature of its business, which is the purchase and subsequent sale of precious metal production from producing mining companies. Any prospective investor should carefully consider the information contained in this Prospectus and any Prospectus Supplement (including, without limitation, the documents incorporated by reference herein and therein, including the Annual Information Form) before purchasing any of the securities distributed under a Prospectus Supplement. Discussions of certain risks affecting Wheaton in connection with its business are provided in its disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus. These risk factors could materially affect the Corporation's future operating results and could cause actual events to differ materially from those described in the forward-looking statements relating to the Corporation. The risks described in this Prospectus and any accompanying Prospectus Supplement and the documents incorporated by reference herein and therein are not the only risks facing the Corporation. Additional risks and uncertainties not currently known to the Corporation, or that the Corporation currently deems immaterial, may also materially and adversely affect its business.

 INTERESTS OF EXPERTS

        The scientific and technical information for the Corporation's mineral projects on a property material to the Corporation contained in the Annual Information Form was sourced by the Corporation from the following SEDAR (www.sedar.com) and EDGAR (www.sec.gov) filed documents:

  a.
  Peñasquito mine — Goldcorp Inc.'s annual information form filed on March 28, 2019;

  b.
  Salobo mine — Salobo Report (as defined below);

  c.
  Antamina mine — (i) Glencore's December 31, 2018 Resources and Reserves report (http://www.glencore.com/investors/reports-results/reserves-and-resources), (ii) Glencore's annual report for the year ended December 31, 2018, and (iii) Teck Resources Inc.'s annual information form filed on February 25, 2019; and

  d.
  Constancia mine — Hudbay Minerals Inc. annual information form filed on March 29, 2019.

        A summary of the information sourced from the above-noted documents is contained in the Annual Information Form under "Technical Information — Further Disclosure Regarding Mineral Projects on Material Properties — Peñasquito Mine, Mexico", "Technical Information — Further Disclosure Regarding Mineral Projects on Material Properties — Salobo Mine, Brazil", "Technical Information — Further Disclosure Regarding Mineral Projects on Material Properties — Antamina Mine, Peru", and "Technical Information — Further Disclosure Regarding Mineral Projects on Material Properties — Constancia Mine, Peru", respectively.

        Neil Burns, M.Sc., P.Geo, Vice President, Technical Services, Wheaton, Christopher Davis, M.Sc., P.Geo, Head of Geology and Mine Design, (former Director Resource Management Group), Vale Base Metals, Cassio Diedrich, AusIMM-CP(Min), Head of Strategy & Long-Term Planning, Vale Base Metals and Maurice Tagami, P.Eng., Technical Ambassador (formerly Vice President, Mining Operations, Wheaton), prepared a technical report in accordance with NI 43-101 entitled "Salobo Copper-Gold Mine Carajás, Pará State, Brazil — Technical Report" with an effective date of December 31, 2017 (the "Salobo Report"). A copy of the Salobo Report is available under Wheaton's profile on SEDAR at www.sedar.com and on EDGAR at (www.sec.gov).

        Neil Burns, M.Sc., P.Geo., Vice President, Technical Services, of the Corporation and Ryan Ulansky, M.A.Sc., P.Eng., Senior Director, Engineering, of the Corporation are the qualified persons as defined by NI 43-101 in connection with the mineral reserve and mineral resource estimates and the scientific and technical information, and have reviewed and approved the disclosure, for the Peñasquito mine, the Salobo mine, the Antamina mine and the Constancia mine contained in this Prospectus and the Annual Information Form.

        Each of the aforementioned firms or persons held less than 1% of the outstanding securities or other property of the Corporation or of any associate or affiliate of the Corporation when they prepared the reports, the mineral reserve estimates or the mineral resource estimates referred to above, or following the preparation of such reports or estimates and did not, and will not, receive any direct or indirect interest in any securities or other property of the Corporation or of any associate or affiliate of the Corporation in connection with the preparation of such reports or estimates. None of the aforementioned persons are currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or of any associate or affiliate of the Corporation, other than Neil Burns and Ryan Ulansky who are employees of the Corporation.

        Deloitte LLP is the independent registered public accounting firm of the Corporation and is independent of the Corporation within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia, and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States).

LEGAL MATTERS

        Certain legal matters in connection with an offering will be passed upon on behalf of the Corporation by Cassels Brock & Blackwell LLP, as to Canadian legal matters, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, as to United States legal matters. As of the date hereof, the partners and associates of Cassels Brock & Blackwell own, directly or indirectly, less than 1% of the Common Shares.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        The Corporation is an Ontario corporation and its principal place of business is in Canada. The majority of the directors and officers of the Corporation are resident outside of the United States and a substantial portion of its assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation or its directors or officers, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or "blue sky" laws. The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

        The Corporation filed with the SEC, concurrently with the Registration Statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Puglisi & Associates as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification

Section 136 of the Business Corporations Act (Ontario) (the "OBCA") as amended, provides, in part, as follows:

(1)
A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of Costs

(2)
A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

(3)
A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request.

Same

(4)
In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual's conduct was lawful.

Derivative Actions

(4.1)
A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to Indemnity

(4.2)
Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

  (a)
  was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

  (b)
  fulfils the conditions set out in subsections (3) and (4).

Insurance

(4.3)
A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

  (a)
  in the individual's capacity as a director or officer of the corporation; or

  (b)
  in the individual's capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

Application to Court

(5)
A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6)
Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

Article 6 of By-Law No. 2 of Wheaton Precious Metals Corp. (the "Corporation") provides as follows:

Protection of Directors, Officers and Others

6.03
Limitation of Liability.    Except as otherwise provided in the OBCA, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any persons, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

6.04
Indemnity.    Subject to the limitations contained in the OBCA, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, if

  (a)
  the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request;

    (b)
    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful; and

    (c)
    a court or other competent authority has not judged that the individual has committed any fault or omitted to do anything that the individual ought to have done.

    The Corporation shall also indemnify such person in such other circumstances as the OBCA permits or requires.

6.05
Insurance:    The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.04 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the OBCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

FORM F-10

EXHIBITS OF WHEATON PRECIOUS METALS CORP.

EXHIBIT NUMBER		DESCRIPTION
4.1		Annual information form of the Registrant dated April 1, 2019 for the year ended December 31, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the SEC on April 1, 2019 (File No. 001-32482)).

4.2		Audited consolidated financial statements of the Registrant as of and for the years ended December 31, 2018 and 2017, together with the Report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2018 filed with the SEC on April 1, 2019 (File No. 001-32482)).

4.3		Management's discussion and analysis of the Registrant for the year ended December 31, 2018 (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2018 filed with the SEC on April 1, 2019 (File No. 001-32482)).

4.4		Management Information Circular of the Registrant, dated March 22, 2019 prepared in connection with the annual meeting of the shareholders of the Registrant to be held on May 9, 2019 (incorporated by reference to Registrant's Form 6-K filed with the SEC on April 5, 2019 (File No. 001-32482)).

5.1		Consent of Deloitte LLP.

5.2	*	Consent of Cassels Brock & Blackwell LLP.

5.3		Consent of N. Burns.

5.4		Consent of C. Davis.

5.5		Consent of C. Diedrich.

5.6		Consent of M. Tagami.

5.7		Consent of R. Ulansky.

6.1	*	Powers of Attorney (included on the signature pages of the initial Registration Statement on Form F-10).

7.1	*	Form of Indenture.

*
Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

  (a)
  Concurrent with the filing of the initial Registration Statement on Form F-10, the Corporation filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Any change to the name or address of the agent for service of process of the Corporation shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on May 3, 2019.

WHEATON PRECIOUS METALS CORP.
By:	/s/ RANDY V. J. SMALLWOOD Name: Randy V.J. Smallwood Title: President & Chief Executive Officer

By:	/s/ GARY D. BROWN Name: Gary D. Brown Title: Senior Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on the dates indicated.

Signature		Title	Date

/s/ RANDY V. J. SMALLWOOD Randy V.J. Smallwood		President & Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2019
* Gary D. Brown		Senior Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 3, 2019
* Douglas M. Holtby		Chairman of the Board of Directors	May 3, 2019
* George L. Brack		Director	May 3, 2019
* John A. Brough		Director	May 3, 2019
* R. Peter Gillin		Director	May 3, 2019
* Chantal Gosselin		Director	May 3, 2019
* Charles A. Jeannes		Director	May 3, 2019
* Eduardo Luna		Director	May 3, 2019
* Marilyn Schonberner		Director	May 3, 2019
*By:	/s/ RANDY V. J. SMALLWOOD Randy V.J. Smallwood	Attorney-in-Fact	May 3, 2019

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Wheaton Precious Metals Corp. in the United States, on May 3, 2019.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

INDEX OF EXHIBITS OF WHEATON PRECIOUS METALS CORP.
to
FORM F-10

EXHIBIT NUMBER		DESCRIPTION
4.1		Annual information form of the Registrant dated April 1, 2019 for the year ended December 31, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the SEC on April 1, 2019 (File No. 001-32482)).

4.2		Audited consolidated financial statements of the Registrant as of and for the years ended December 31, 2018 and 2017, together with the Report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2018 filed with the SEC on April 1, 2019 (File No. 001-32482)).

4.3		Management's discussion and analysis of the Registrant for the year ended December 31, 2018 (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2018 filed with the SEC on April 1, 2019 (File No. 001-32482)).

4.4		Management Information Circular of the Registrant, dated March 22, 2019 prepared in connection with the annual meeting of the shareholders of the Registrant to be held on May 9, 2019 (incorporated by reference to Registrant's Form 6-K filed with the SEC on April 5, 2019 (File No. 001-32482)).

5.1		Consent of Deloitte LLP.

5.2	*	Consent of Cassels Brock & Blackwell LLP.

5.3		Consent of N. Burns.

5.4		Consent of C. Davis.

5.5		Consent of C. Diedrich.

5.6		Consent of M. Tagami.

5.7		Consent of R. Ulansky.

6.1	*	Powers of Attorney (included on the signature pages of the initial Registration Statement on Form F-10).

7.1	*	Form of Indenture.

*
Previously filed.